Exhibit 99.1
PRESS RELEASE
I-Sector Reports Second Quarter Results
HOUSTON—(BUSINESS WIRE)—August 15, 2005—I-Sector Corporation (AMEX:ISR); “I-Sector” or the “Company”) today announced results for its second quarter ended June 30, 2005.
CONSOLIDATED FINANCIAL RESULTS HIGHLIGHTS:
For the three months ended June 30, 2005, compared to the same period in the previous year:
•	Revenue increased 56.9% to 34.3 million from $21.9 million.

•	Excluding $2.1 of revenue from acquired operations, revenue increased 47.0%.

•	Gross margin was 17.1% compared to 19.6%.

•	Gross profit increased 36.3% to $5.9 million from $4.3 million.

•	Net loss was $418,000 compared to net income of $51,000.

•	Diluted loss per share was $0.08 compared to net income per share of $0.01 in the previous year period.
For the six months ended June 30, 2005, compared to the same period in the previous year:
•	Revenue increased 71.8% to $62.1 million from $36.2 million.

•	Excluding $2.1 of revenue from acquired operations, revenue increased 66.0%.

•	Gross margin was 17.3% compared to 21.7%.

•	Gross profit increased 37.5% to $10.8 million from $7.8 million.

•	Net loss was $6.9 million compared to net income of $91,000. The 2005 period included two one-time, non-cash charges totaling $6.3 million, which were recorded in the quarter ended March 31, 2005.

•	Diluted loss per share was $1.27 compared to net income per share of $0.02 in the previous year period.
SECOND QUARTER SEGMENT RESULTS COMPARED TO THE PRIOR YEAR PERIOD:
InterNetwork Experts accounted for 89.7% of total revenue, compared to 82.1% for the prior year period. InterNetwork Experts produced 59.7% revenue growth excluding approximately $2.1 million of revenue from one month of contribution of the recent Network Architechs acquisition. Including the contribution of acquisitions, InterNetwork Experts revenue grew 71.4%. InterNetwork Experts gross margin improved for both product sales and for services revenue, and operating income improved over ten fold to $792,000 compared to $76,000.
Stratasoft accounted for 5.7% of total revenue, compared to 9.9% for the prior year period. Stratasoft results were disappointing, with revenue coming in substantially below the Company’s expectations, and 10.4% lower than the prior year period. Stratasoft gross margin declined to 49.1% from 59.2% due primarily to the decreased revenue with a fixed component of cost of sales for Stratasoft’s business. In addition, Stratasoft recorded a bad debt expense of $355,000 in the second quarter of 2005 due to financial difficulty at a customer, which together with the lower than expected revenue and gross margin, resulted in an operating loss of $769,000 compared to operating income of $152,000 in the prior year period.

Valerent revenue accounted for 4.6% of total revenue, compared to 9.1% for the prior year period. Valerent revenue decreased 20.4% from the prior year period, and was slightly lower than the Company had expected. Valerent gross margin decreased to 28.3% from 31.3%. Valerent produced an operating loss of $130,000 compared to operating income of $136,000.
OTHER MATERIAL EVENTS:
As previously announced, the Company closed on two acquisitions during the second quarter, the Network Architechs acquisition, closed on May 25, 2005, and the InfoGroup Northwest acquisition, which closed on June 30, 2005.
The Company is again experiencing payment delays from the Schools and Libraries Division of the Universal Services Administration Company (“SLD) related to the Dallas Independent School District (“DISD”) project, as previously occurred in the Fall of 2004. This has caused the aging and level of the Company’s accounts receivables to be higher than normal at quarter end, and currently. While the Company does not believe there is an issue with the collectibility of these DISD project receivables, the aging of the receivables, which currently totals approximately $13.4 million, has caused capital constraints, and has caused the Company to delay pursuing further acquisitions until resolved. Because of the significance of the aged DISD project receivables, the Company is in the process of restructuring its primary credit facility to accommodate the liquidity issues created by this significant amount of aged receivables. The Company recently obtained a conditional approval from its primary lender to amend its existing $25 million credit facility and establish a new temporary credit facility that together are expected to provide liquidity sufficient for the current level of Company operations.
Because of the net operating loss and the increased working capital leverage created by the significant aged DISD receivables, the Company violated certain financial covenants under its primary credit facility, which covenant violations were waived by the lender.
Commenting on the quarterly results, James H. Long, Chairman and Chief Executive Officer, stated, “Our InterNetwork Experts subsidiary surpassed our expectations, but our Stratasoft subsidiary produced disappointing revenue, which substantially reduced operating results compared to what we had expected. Additionally, Stratasoft’s operating results were negatively impacted by a $355,000 increase to our bad debt reserve because of financial difficulty at a customer. We recently announced a leadership change at Stratasoft with the appointment of a new President and CEO with a goal toward improving performance in the intermediate- to long-term. New leadership has embarked upon a restructuring plan that has, among other things, consolidated distributed operations, reduced headcount and other related expenses and created improved efficiencies for customer service and product development. InterNetwork Experts revenue increased almost 60% excluding revenue from acquired operations, gross margin improved, and operating income increased over ten fold compared to the prior year period. We are particularly pleased with InterNetwork Experts’ operating performance given the distractions and incremental operating costs associated with closing two acquisitions during the second quarter. Delayed collections of DISD project receivables has caused challenges, and has required that we restructure our credit facility to accommodate the significant amount of aged receivables and is causing us to delay pursuing additional acquisitions until the issue is resolved.”

OUTLOOK:
The statements made in this Outlook section are made by the Company and are based on current expectations. These statements are forward-looking, and actual results may differ materially. Readers are cautioned to consider this fact and to pay particular attention to the statements made in the Safe Harbor Statement below. There are numerous risk factors that could negatively impact actual results. We base our outlook for the future on input received from our customers, sales staff and vendor partner input, our current view of market conditions, our internal goals for financial performance, our anticipated sales and marketing efforts, our anticipated vendor pricing for products that we resell to our customers, anticipated vendor incentive programs and our anticipated expense structure, some or all of which are impossible to predict with certainty.
With respect to the Company’s outlook for the upcoming twelve months:
•	Over the past several years we have achieved most of our revenue growth by increasing market share in Texas. Although we expect to continue to realize growth in our current Texas markets, we are now in the process of expanding our operations geographically. This expansion out of the Texas region is expected to occur through acquisition of existing businesses in other markets and opening branch offices in new markets. We expect this strategy to become a significant factor in our overall growth.

•	We expect gross margins on product sales to remain relatively flat compared to the levels of the past twelve months, but fluctuations of one or two percentage points on a quarter-to-quarter basis will likely occur, with lower gross margins on higher levels of sales and higher gross margins on lower levels of sales typical.

•	We expect to continue to expand our services offerings, and to increase our services gross margin percentage on service revenue, through continued marketing of our Netsurant branded post-sale support contracts for IP communications customers, as well as through continued growth of design and implementation revenues associated with product sales.

•	We have a goal of achieving and improving net profitability at a faster rate than the growth of revenue over the next twelve months. In order to achieve this goal we must improve our gross margin percentage on sales and/or limit the growth of our operating expenses relative to revenue growth.
Our current expectation for our third quarter ending September 30, 2005 is for revenue of $35 million to $39 million.
Regarding the Company’s expectations for the future, Mr. Long stated “Our InterNetwork Experts business has been performing well, but our Stratasoft business unit has been operating significantly below our expectations for revenue production, and this has negatively impacted our consolidated operating results for the two most recent quarters. We recently brought in a new President and CEO to lead Stratasoft, and we are hopeful that this new leadership will move Stratasoft in the right direction. We believe the best approach to improving Stratasoft’s operating results is to increase sales, because Stratasoft has a relatively low variable cost of sales and therefore increases in sales can significantly improve operating profitability, and we are currently embarked on a mission to improve sales. We have already made substantial changes at Stratasoft, but more work and changes are required to get Stratasoft on track to realize the potential that the market for IP telephony software applications has to offer. We anticipate that it will take at least one or two quarters to see substantial benefit from the changes we are making at Stratasoft, and therefore we believe Stratasoft will continue to be a drag on earnings in our third quarter and possibly into the fourth quarter. InterNetwork Experts has been performing well, and we remain optimistic for the future of InterNetwork Experts, our largest business. The two recent InterNetwork Experts acquisitions appear to be on track to produce the results we expected, our Netsurant long-term support services revenue is growing, and general demand appears to be continuing to grow. Our ability to produce the revenue levels that we expect for our third quarter and thereafter are dependent upon finalizing a new credit facility to provide required liquidity until a significant portion of the DISD project receivables are collected. This conditional approval is subject to various conditions and limitations, and is also subject to documentation, which we hope to complete in the coming week. Pursuing our acquisitions strategy requires that we first resolve the issue of the aged DISD project receivables, and we have therefore turned our attention to resolving this matter for the immediate future. We are hopeful that we will be able to resolve this issue quickly and be back to pursuing acquisitions to expand our InterNetwork Experts business unit.”
CONFERENCE CALL:
An investor conference call and webcast will be held by the Company today, starting at 5:30 p.m. Eastern Time to present the results and updated outlook as well as provide an opportunity to answer investors’ questions in a public format. The conference call is expected to last approximately 45 minutes, and will be limited to a maximum duration of 60 minutes.
James Long, Chairman and Chief Executive Officer, Mark Hilz, President and Chief Operating Officer, and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter’s results and answer investors’ questions.
To access the conference call within the U.S., dial 800-895-1715. For international/toll access, dial 785-424-1059.
The conference call will begin promptly at 5:30 p.m. Eastern Daylight Time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
Beginning approximately one hour after the end of the conference call, a replay of the conference call will be accessible by calling either 800-938-2796 or 402-220-9030. The archived audio replay will be made available for thirty days following the conference call.
SAFE HARBOR STATEMENT:
The statements contained in this document and during the related conference call that are not statements of historical fact (including in particular the statements made in the Outlook section and Mr. Long’s quotes above) including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•	Completion of the amendment of the Company’s current credit facility, and the establishment of a new temporary credit facility to finance aged DISD project receivables as further described in our recently filed quarterly report on Form 10-Q.

•	Collection by the Company of DISD project receivables.

•	The Company’s ability to finance expected levels of revenue.

•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	Whether we obtain anticipated contracts and other business, and the timing of obtaining same.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to attract and retain key management, sales and technical staff

•	Risks associated with entry into new markets.

•	Broad market acceptance of IP telephony in general and Cisco-centric products and technology in particular.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K for the year 2004, which is available on the Company’s web site in PDF format at www.I-Sector.com/Information/sec.asp.
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
ABOUT I-SECTOR CORPORATION:
I-Sector Corporation, headquartered in Houston, Texas (AMEX:ISR — News), is engaged in the area of providing information and communications technology, with a particular focus on Cisco-centric IP Communications solutions. Additional information about I-Sector is available on the Internet at www.I-Sector.com.
Contact:
I-Sector Corporation
Brian Fontana, Chief Financial Officer, 713-795-2000
   or
PR Financial Marketing LLC. (Investor Relations)
Jim Blackman, 713-256-0369
jimblackman@prfinancialmarketing.com

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,
	2004	2005
Revenue:
Products	$16,609	$28,392
Services	3,109	4,013
Custom projects	2,169	1,943

Total revenue	21,887	34,348

Cost of goods and services:
Products	14,650	24,920
Services	2,052	2,579
Custom projects	886	989

Total cost of goods and services	17,588	28,488

Gross profit	4,299	5,860

Selling, general and administrative expenses	4,236	6,347

Operating income (loss)	63	(487)
Interest and other income (expense), net	(26)	(28)

Income (loss) from continuing operations before income taxes	37	(515)
Income tax expense (benefit)	(7)	(33)

Net income (loss) from continuing operations before minority interest	44	(482)
Minority interest	(6)	—

Net income (loss) from continuing operations	38	(482)
Discontinued operations:
Gain on disposal of discontinued operations, net of taxes	13	64

Net income (loss)	$51	$(418)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations before minority interest	$0.01	$(0.09)
Minority interest	—	—
Gain on disposal of discontinued operations, net of taxes	—	0.01
Cumulative effect of change in accounting method	—	—

Net income (loss) per share	$0.01	$(0.08)

Diluted:
Income (loss) from continuing operations before minority interest	$0.01	$(0.09)
Minority interest	—	—
Gain on disposal of discontinued operations, net of taxes	—	0.01
Cumulative effect of change in accounting method	—	—

Net income (loss) per share	$0.01	$(0.08)

Shares used in computing net income (loss) per share:
Basic	4,582,790	5,621,589

Diluted	4,939,206	5,621,589

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Six months ended June 30,
	2004	2005
Revenue:
Products	$26,803	$51,926
Services	5,053	6,806
Custom projects	4,306	3,384

Total revenue	36,162	62,116

Cost of goods and services:
Products	23,142	45,108
Services	3,338	4,515
Custom projects	1,848	1,721

Total cost of goods and services	28,328	51,344

Gross profit	7,834	10,772

Selling, general and administrative expenses	7,734	17,131

Operating income (loss)	100	(6,359)
Interest and other income (expense), net	(6)	(75)

Income (loss) from continuing operations before income taxes	94	(6,434)
Income tax expense (benefit)	(1)	(33)

Net income (loss) from continuing operations before minority interest	95	(6,401)
Minority interest	(6)	(23)

Net income (loss) from continuing operations	89	(6,424)
Discontinued operations:
Gain on disposal of discontinued operations, net of taxes	2	64

Net income (loss) before cumulative effect of change in accounting method	91	(6,360)

Cumulative effect of change in application of percentage of completion method	—	(566)

Net income (loss)	$91	$(6,926)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations before minority interest	$0.02	$(1.18)
Minority interest	—	—
Gain on disposal of discontinued operations, net of taxes	—	0.01
Cumulative effect of change in accounting method	—	(0.10)

Net income (loss) per share	$0.02	$(1.27)

Diluted:
Income (loss) from continuing operations before minority interest	$0.02	$(1.18)
Minority interest	—	—
Gain on disposal of discontinued operations, net of taxes	—	0.01
Cumulative effect of change in accounting method	—	(0.10)

Net income (loss) per share	$0.02	$(1.27)

Shares used in computing net income (loss) per share:
Basic	4,280,599	5,433,778

Diluted	4,658,296	5,433,778

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	December 31,	June 30,
	2004	2005
		(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$4,773	$4,888
Accounts and notes receivable, net of allowance of $2,146 and $2,992	30,127	34,124
Inventory	1,159	8,711
Cost and estimated earnings in excess of billings	1,663	935
Other current assets	310	383

Total current assets	38,032	49,041
Property and equipment, net of accumulated depreciation of $2,397 and $2,652	1,787	2,597
Notes receivable, long-term, net of allowance of $250 and $188	207	—
Goodwill	—	7,100
Intangible assets, net of accumulated amortization of $1,005 and $1,225	1,113	1,269

Total Assets	$41,139	$60,007

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$8,220	$8,061
Accounts payable	10,675	24,499
Billings in excess of cost and estimated earnings	63	298
Other current liabilities	5,931	8,127

Total current liabilities	24,889	40,985

Long-term debt	122	65
Minority interest	279	—

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 5,201,354 and 5,965,426 shares issued	52	60
Additional paid in capital	17,513	27,539
Retained deficit	(1,716)	(8,642)

Total stockholders’ equity	15,849	18,957

Total Liabilities and Stockholders’ Equity	$41,139	$60,007

I-SECTOR CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three months ended June 30,
	2004		2005
	Amount	%	Amount	%
	(Dollars in thousands)
Revenue
INX product	$16,354	74.7	$27,995	81.5
INX service	1,625	7.4	2,822	8.2

Total INX revenue	17,979	82.1	30,817	89.7

Stratasoft — Custom projects	2,169	9.9	1,943	5.7

Valerent product	505	2.3	398	1.2
Valerent service	1,484	6.8	1,191	3.5

Total Valerent revenue	1,989	9.1	1,589	4.6

Eliminations revenue	(250)	(1.1)	(1)	0.0

Total revenue	21,887	100.0	34,348	100.0
Gross profit:
INX product	1,914	11.7	3,480	12.4
INX service	480	29.5	976	34.6

Total INX gross profit	2,394	13.3	4,456	14.5
Stratasoft — Custom projects	1,283	59.2	954	49.1

Valerent product	45	8.9	(8)	(2.0)
Valerent service	577	38.9	458	38.5

Total Valerent gross profit	622	31.3	450	28.3

Total gross profit	4,299	19.6	5,860	17.1
Selling, general and administrative expenses:
INX	2,318	12.9	3,664	11.9
Stratasoft	1,131	52.1	1,723	88.7
Valerent	486	24.4	580	36.5
Corporate	301	N/A	380	N/A

Total selling, general and administrative expenses	4,236	19.4	6,347	18.5
Operating income (loss):
INX	76	0.4	792	2.6
Stratasoft	152	7.0	(769)	(39.6)
Valerent	136	6.8	(130)	(8.2)
Corporate	(301)	N/A	(380)	N/A

Total operating (loss) income	63	0.3	(487)	(1.4)
Interest and other income (expense), net	(26)	(0.1)	(28)	(0.1)

Income (loss) from continuing operations before income taxes	37	0.2	(515)	(1.5)
Income tax benefit	(7)	0.0	(33)	(0.1)

Net income (loss) from continuing operations before minority interest	44	0.2	(482)	(1.4)
Minority interest	(6)	0.0	—	—
Gain on disposal of discontinued operations, net of taxes	13	(0.0)	64	0.2

Net income (loss) before change in accounting method	51	0.2	(418)	(1.2)
Cumulative effect of change in application of percentage of completion method	—	—	—	—

Net income (loss)	$51	0.2	$(418)	(1.2)

I-SECTOR CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Six months ended June 30,
	2004		2005
	Amount	%	Amount	%
		(Dollars in thousands)
Revenue
INX product	$26,415	73.0	$51,148	82.3
INX service	2,538	7.0	4,330	7.0

Total INX revenue	28,953	80.0	55,478	89.3

Stratasoft — Custom projects	4,306	11.9	3,384	5.4

Valerent product	839	2.3	800	1.3
Valerent service	2,515	7.0	2,476	4.0

Total Valerent revenue	3,354	9.3	3,276	5.3

Eliminations revenue	(451)	(1.2)	(22)	(0.0)

Total revenue	36,162	100.0	62,116	100.0
Gross profit:
INX product	3,593	13.6	6,817	13.3
INX service	803	31.6	1,300	30.0

Total INX gross profit	4,396	15.2	8,117	14.6
Stratasoft — Custom projects	2,458	57.1	1,663	49.1

Valerent product	68	8.1	1	0.1
Valerent service	912	36.3	991	40.0

Total Valerent gross profit	980	29.2	992	30.3

Total gross profit	7,834	21.7	10,772	17.3
Selling, general and administrative expenses:
INX	4,202	14.5	6,622	11.9
Stratasoft	2,150	49.9	2,956	87.4
Valerent	876	26.1	1,120	34.2
Corporate	506	N/A	6,433	N/A

Total selling, general and administrative expenses	7,734	21.4	17,131	27.6
Operating income (loss):
INX	194	0.7	1,495	2.7
Stratasoft	308	7.2	(1,293)	(38.2)
Valerent	104	3.1	(128)	(3.9)
Corporate	(506)	N/A	(6,433)	N/A

Total operating (loss) income	100	0.3	(6,359)	(10.2)
Interest and other income (expense), net	(6)	0.0	(75)	(0.1)

Income (loss) from continuing operations before income taxes	94	0.3	(6,434)	(10.3)
Income tax benefit	(1)	0.0	(33)	(0.1)

Net income (loss) from continuing operations before minority interest	95	0.3	(6,401)	(10.4)
Minority interest	(6)	0.0	(23)	(0.0)
Gain on disposal of discontinued operations, net of taxes	2	0.0	64	0.1

Net income (loss) before change in accounting method	91	0.3	(6,360)	(10.3)
Cumulative effect of change in application of percentage of completion method	—	—	(566)	(0.9)

Net income (loss)	$91	0.3	$(6,926)	(11.2)